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                                                           Exhibit 3b
                                                           ----------

                                    BY-LAWS

                                      OF

                                 PACIFIC BELL

                        (As amended February 26, 1996)


                               Table of Contents


Article I, Shareholders' Meetings ...............................  1

Article II, The Board of Directors, Directors' Meetings .........  2

Article III, Executive Committee ................................  3

Article IV, Officers ............................................  4

Article V, Chairman of the Board of Directors; Vice Chairmen of the Board
   of Directors .................................................  5

Article VI, President ...........................................  5

Article VII, Powers and Duties ..................................  5

Article VIII, Shares and Share Certificates .....................  8

Article IX, Annual Reports ......................................  6

Article X, Seal .................................................  9

Article XI, Adoption, Amendment, and Repeal of By-Laws...........  6

Article XII, Indemnification of Officers and Directors ..........  7

























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                                    BY-LAWS
                                      OF

                                 PACIFIC BELL

                        (As amended February 26, 1996)


                                   Article I

                            Shareholders' Meetings

     Section 1. The annual meeting of shareholders may be called at any time between March 1 and July 31 of each year on such day (other than a legal holiday), at such time and at such place as may be designated by the Board of Directors, and in the absence of such designation at the principal office of the corporation, at 10 a.m. on the fourth Friday in April, or, if said day is a legal holiday, then on the first business day of the following week, to elect directors and to transact such other business as may properly come before the meeting. (As amended February 26, 1982)

     Written notice of the time and place of said meeting and the business to be transacted thereat shall be given by the Secretary to the shareholders personally or by mail, to the extent and in the manner specified by law, at least ten days but no more than sixty days before the meeting. (As amended December 22, 1976)

     Section 2. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, if one has been elected, by the President, by the Board of Directors or by three or more of the directors, or by any number of shareholders representing not less than ten percent of the votes entitled to be cast at the meeting, and may be held at any time, whether on a holiday or not, and at any place. (As amended December 22, 1976)

     Written notice of the time and place of said meeting and the business to be transacted thereat shall be given by the Secretary to the shareholders personally or by mail, to the extent and in the manner specified by law, at least ten days but no more than sixty days before the meeting. (As amended December 22, 1976)

     Section 3. At any meeting of shareholders, whether regular or special, the presence in person or by proxy of shareholders entitled to exercise a majority of the voting power of the outstanding shares entitled to vote at such meeting shall constitute a quorum for the transaction of business. (As amended January 22, 1960)

     Section 4. The Board of Directors may fix a time as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than sixty nor less than ten days prior to the date of the meeting nor more than sixty days prior to any other event for the purposes of which it is fixed and only shareholders of record on that date are entitled to notice of and

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


vote  at the meeting or to receive  the dividend, distribution or allotment of
rights  or  to  exercise  the  rights,  as  the  case may  be.    (As  amended
December 22, 1976)

                                  Article II

                  The Board of Directors, Directors' Meetings

     Section 1. The number of directors shall be fixed at 10 until changed by resolution of the Board of Directors but at no time shall be less than 9 nor more than 17 until changed by amendment of these By-Laws. The Board of Directors shall be elected by the shareholders at the annual meeting or at any other meeting held for that purpose, and directors shall hold office until the next annual election and until their successors are elected. Any vacancy or vacancies in the Board of Directors may be filled by a majority of the remaining directors. (As amended March 10, 1994)

     Section 2. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. (As amended July 28, 1989)

     Section 3. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, or a Vice Chairman, and shall be called by the Chairman of the Board, the President or Secretary on the written request of a majority of the directors. Notice of special meetings shall be given by the Secretary or Assistant Secretary of the corporation to each director personally or by telephone, facsimile transmission or telegram at least 48 hours before the meeting, or by mailing written notice at least four days before the meeting. (As amended November 20, 1992)

     Section 4. Six members of the Board of Directors shall constitute a quorum at any meeting. (As amended August 5, 1948)

     Section  5.   The  Board of  Directors may,  by  resolution adopted  by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board or in the By-Laws, shall have all the authority of the Board, except with respect to those powers enumerated in Article III, Section 2 of these By-Laws.

     Unless other procedures are established by resolution adopted by the Board, the provisions of Sections 2 and 3 of this Article II shall be applicable to committees of the Board of Directors, if any are established. For such purpose, references to "the Board" or "the Board of Directors" shall be deemed to refer to each such committee. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.





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     A majority of the committee members at a meeting duly  assembled shall be necessary to constitute a quorum for the transaction of business and the act of a majority of the committee members present at any meeting at which a quorum is present shall be the act of the committee. Any action required or permitted to be taken at a meeting of the committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the committee members entitled to vote with respect to the subject matter thereof. (As amended July 28, 1989)

                                  Article III

                              Executive Committee

     Section 1. The Executive Committee, if one is appointed, shall consist of two or more directors. The remaining directors shall be alternate members of the Executive Committee, and, in the absence or disability of any regular member of the Executive Committee, any such alternate member may be called by the Chairman or by the President to serve in the place of such absent or disabled regular members. (As amended February 26, 1996)

     Section 2. The Executive Committee may exercise all the powers of the Board of Directors during the intervals between meetings of the Board, except the powers to:

          (a) Approve any action which under the General Corporation Law also requires shareholders' approval or approval of the outstanding shares.

          (b)  Fill vacancies on the Board or on any committee.

          (c) Fix the compensation of the directors for serving on the Board or on any committee.

          (d)  Adopt, amend, or repeal By-Laws.

          (e) Amend or repeal any resolution of the Board which by its express terms is not so amendable or repealable.

          (f) Cause a distribution to the shareholders, except at a rate or in a periodic amount or within a price range determined by the Board.

          (g)  Appoint other committees of the Board or the members thereof.

(As amended December 22, 1976)

     Section 3. Meetings of the Executive Committee may be called for any time and place by the Chairman of the Board of Directors, if one has been elected, or by the President.

     Section 4. Notice of a meeting of the Executive Committee shall be given by the Secretary or an Assistant Secretary of the corporation to each members personally or by telephone, facsimile transmission or telegram at least 48 hours before the meeting or by mailing written notice at least four days before the meeting. As amended November 20, 1992)



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     Section 5.   A  Majority of the  Executive Committee  shall constitute  a quorum at any meeting. All actions taken at meetings of the Committee shall be recorded, and shall be reported to the Board of Directors from time to time.

                                  ARTICLE IV

                                   Officers

     The officers of the corporation shall be elected by the Board of Directors and shall hold office at the pleasure of the Board. The Chairman of the Board shall not be an officer of the corporation. The officers of the corporation shall consist of such Vice Chairmen of the Board as the Board of Directors may elect, a President, such Executive Vice Presidents, such Senior Vice Presidents and such Vice Presidents as the Board may elect, a Secretary, a Treasurer, a Controller, such Assistant Secretaries and Assistant Treasurers as the Board may elect, and such other officers as the Board may elect. The Board of Directors shall designate one officer of the corporation as the Chief Financial Officer. (As amended February 8, 1996)

                                   ARTICLE V

                      Chairman of the Board of Directors;
                    Vice Chairmen of the Board of Directors

     Section 1. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors, of the Executive Committee and of the shareholders and have such authority and shall perform such other duties as the By-Laws establish or as the Board of Directors may from time to time assign. (As amended January 27, 1984)

     Section 2. Each Vice Chairman of the Board shall have such powers and shall perform such duties as may from time to time be assigned by the Board of Directors or as the Chairman of the Board of Directors may from time to time delegate or direct. (As amended July 28, 1989)

                                  ARTICLE VI

                                   President

     The President shall be the Chief Executive Officer of the corporation and shall have such powers and shall perform such duties as may from time to time be assigned by the Board of Directors or as the Chairman of the Board may from time to time delegate or direct. (As amended January 27, 1984)

                                  ARTICLE VII

                               Powers and Duties

     Each officer of the corporation shall have such powers and perform such duties as the Board of Directors or the Chairman of the Board may from time to time delegate or direct. The Board of Directors or the Chairman of the Board may delegate to certain officers the power to define the authority and powers of other officers. (As amended July 14, 1987)


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                                 ARTICLE VIII

                         Shares and Share Certificates

     Section 1. The certificates for the shares of the corporation shall be in form and content as required by law and as approved by the Board of Directors.

     Section 2. The corporation shall not issue any certificate evidencing, either singly or with other shares, any fractional part of or interest in a share.

     Section 3. The person, firm, or corporation in whose name shares stand on the books of the corporation, whether individually or as trustee, pledgee or otherwise, may be recognized and treated by the corporation as the absolute owner of the shares, and the corporation shall in no event be obliged to deal with or to recognize the rights or interests of other persons in such shares or in any part thereof.

                                  ARTICLE IX

                                Annual Reports

     An annual report shall be sent to the shareholders not later than one hundred twenty days after the close of the fiscal year, but at least fifteen days prior to the next annual meeting of shareholders to be held during the next fiscal year. (As amended December 22, 1976)

                                   ARTICLE X

                                     Seal

     The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the State within which it is incorporated. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. (As amended November 20,
1992)

                                  ARTICLE XI

                  Adoption, Amendment, and Repeal of By-Laws

     These By-Laws may be amended or repealed or new by-laws may be adopted by the vote of shareholders entitled to exercise a majority of the voting power of the corporation or by the written assent of such shareholders filed with the Secretary. Subject to the right of the shareholders to amend or repeal these By-Laws, or to adopt new by-laws, the Board of Directors may adopt, amend or repeal any by-law other than Article II, Section 1 hereof. (As amended November 25, 1953)





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                                  ARTICLE XII

                   Indemnification of Officers and Directors

     This corporation shall, to the maximum extent permissible under applicable common or statutory law, state or federal, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that any such person is or was an agent of this corporation. For purposes of this Article XII, an "agent" of this corporation includes any person who is or was a director or officer of this corporation, or who is or was serving at the request of this corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     Prior to the disposition of any such proceeding, this corporation, upon the request of any such agent, shall promptly advance to such agent, or otherwise as directed by such agent, such amounts as shall be equal to the expenses which shall have been incurred by such agent in defending such proceeding, provided that such agent requesting such amounts shall first have delivered to this corporation an undertaking to repay any and all such advances unless it shall be determined ultimately that such agent is entitled to be indemnified with respect thereto in accordance with this Article XII. (As amended February 28, 1986)
































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